UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2024

(Commission File Number)	(Exact Name of Registrant as Specified in its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2024, Icahn Enterprises L.P. (the “Company”) issued a press release containing financial information as of December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President and Chief Executive Officer of the Company

On February 21, 2024, the Company announced the appointment of Andrew J. Teno as President and Chief Executive Officer of the Company and of Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), the general partner of the Company and Icahn Enterprises Holdings L.P., effective as of February 21, 2024 (the “Effective Date”). The board of directors (the “Board”) of Icahn Enterprises G.P. also elected Mr. Teno to the Board to serve as a director as of the Effective Date. Mr. Teno will succeed David Willetts, who resigned as President and Chief Executive Officer of the Company and as a member of the Board, effective on the Effective Date. Mr. Willetts’ resignation was not the result of any disagreement with the Company on any matter relating to operations, policies or practices.

Prior to his appointment as President and Chief Executive Officer, Mr. Teno, age 38, served as a portfolio manager at Icahn Capital LP, a subsidiary of the Company, since October 2020. Mr. Teno previously worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, from 2011 to April 2020. Prior to that, he worked at Crestview Partners from 2009 to 2011 as an associate in their private equity business, and at Gleacher Partners, a boutique mergers and acquisitions firm, from 2007 to 2009. Mr. Teno has served as a director of Southwest Gas Holdings, Inc., an entity that purchases, distributes and transports natural gas and provides utility infrastructure services across North America, since May 2022 and Illumina, Inc., a company engaged in sequencing- and array-based solutions for genetic and genomic analysis since May 2023. Mr. Teno also previously served as a director of Crown Holdings Inc. from December 2022 to November 2023; FirstEnergy Corp. from March 2021 to December 2023; Herc Holdings Inc. from February 2021 to March 2023; Cheniere Energy, Inc. from February 2021 to June 2022. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

Other than as described or incorporated by reference herein, there are no arrangements or understandings between Mr. Teno and any other persons pursuant to which he was selected as President and Chief Executive Officer and as a director of the Board, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Teno

On February 21, 2024, the Company entered into an employment agreement with Mr. Teno (the “Teno Employment Agreement”). Pursuant to the Teno Employment Agreement, Mr. Teno will serve as President and Chief Executive Officer of the Company, Icahn Enterprises GP, and Icahn Enterprises Holdings L.P. for a term through March 31, 2028, unless earlier terminated in accordance with the Teno Employment Agreement (the “Term”). During the Term, Mr. Teno will be entitled to participate in all benefit programs and plans generally made available to other executives of the Company. Effective as of January 1, 2024 and continuing during the Term, Mr. Teno will be eligible to receive payments equal to an annualized amount of $2,600,000 (except that, for the period from January 1, 2024 through the date prior to the Effective Date, the payments will be based on an annualized amount of $1,500,000), payable in accordance with the Company’s general payroll practices, that are in the form of a salary “draw” against the NAV Incentive (as defined below).

In addition, Mr. Teno will be eligible to receive a payment (generally subject to Mr. Teno’s continued employment through the payment date, except as described below) equal to 1.375% of the increase in the Company’s Adjusted NAV (as defined in the Teno Employment Agreement) over the period from February 21, 2024 through March 31, 2028, that is in excess of a 6.75% annual rate of return on the Adjusted NAV as of the beginning of such period (which shall be based on Adjusted NAV as of December 31, 2023), as calculated pursuant to the terms of the Teno Employment Agreement (the “NAV Incentive”), and generally payable within 15 days after the Company first publishes its indicative net asset value (“NAV”) following the end of such period (but no later than March 15, 2029). The final amount of the NAV Incentive is capped at $50,000,000, and will be reduced by the value of the salary “draw” paid to Mr. Teno, as well as the value of any cash and equity compensation actually received by Mr. Teno for service on boards of directors during the term of the arrangement, as determined by the Company. The NAV Incentive may be paid in cash or, in the Company’s discretion, in shares of common stock owned by certain of the Company’s affiliated funds vehicles.

However, if Mr. Teno’s employment is terminated by the Company without “Cause” (including due to Mr. Teno’s death or disability) or by Mr. Teno with “Good Reason” (each as defined in the Teno Employment Agreement), Mr. Teno will be eligible to receive (subject to Mr. Teno’s timely execution and non-revocation of a release of claims) payment of the NAV Incentive, paid within 15 days following the date that the Company first publishes NAV following such termination but no later than March 15 of the calendar year following the year of termination, and with Adjusted NAV calculated based on that published NAV. If, however, that termination occurs within 60 days prior to or 6 months following a “Key Man Event” (as defined in the Manager Agreement, dated as of October 1, 2020, by and among the Company, Icahn Capital LP, Isthmus LLC, Icahn Partners LP, and Icahn Partners Master Fund LP, as amended), this amount will be no less than $2,600,000.

In addition to his compensation from the Company, Mr. Teno will be entitled to retain any remuneration in respect of any board of directors (or similar governing body) on which Mr. Teno sits at the Company’s (or its affiliate’s) request, unless the Company (or its affiliates) own voting securities that constitute at least 40% of the vote for directors of such company.

The Teno Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants, as well as non-solicitation and non-competition provisions.

The foregoing description of the terms of the Teno Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Teno Employment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Amended Willetts Letter Agreement

On February 21, 2024, Mr. Willetts entered into a letter agreement (the “Amended Letter Agreement”) with The Pep Boys – Manny, Moe & Jack LLC (“Pep Boys”) and Pep Boys – Manny, Moe & Jack of Puerto Rico, Inc. (“Pep Boys Puerto Rico”), each a wholly owned subsidiary of the Company in the Company’s Automotive segment, appointing Mr. Willetts as the President and Chief Executive Officer of Pep Boys and Pep Boys Puerto Rico as of February 21, 2024. The Amended Letter Agreement supersedes Mr. Willetts’ existing offer letter with the Company. Mr. Willetts’ initial base salary and target annual bonus under the Amended Letter Agreement will remain consistent with their current levels of $1,000,000 and $1,550,000, respectively. In addition, under the Amended Letter Agreement and in connection with Mr. Willetts’ move to Bala Cynwyd, Pennsylvania, Mr. Willetts will receive a one-time relocation bonus of $50,000 (less applicable withholding taxes) within 30 days following his commencement of employment with Pep Boys (and subject to repayment by Mr. Willetts if he resigns or is terminated for “Cause” (as defined in the Amended Letter Agreement), in each case prior to December 31, 2024). During his employment with Pep Boys, Mr. Willetts will be eligible to participate in the employee benefits made to available to employees of Pep Boys in accordance with the terms of the applicable benefit plans. Mr. Willetts’ deferred units previously granted by the Company on December 9, 2021 (the “Deferred Units”) will remain outstanding and eligible to vest in accordance with their terms.

In addition, if Mr. Willetts’ employment is terminated by Pep Boys without “Cause” (as defined in the Amended Letter Agreement), Mr. Willetts will be entitled to (subject to Mr. Willetts’ timely execution and non-revocation of a release of claims) (i) a pro-rata portion of the target bonus amount for the calendar year in which such termination occurs, (ii) any earned and unpaid target bonus for the calendar year preceding the year in which the termination occurs, and (iii) pro-rata vesting of the Deferred Units, pursuant to the terms of the Deferred Unit agreement.

In addition to his compensation from Pep Boys, Mr. Willetts will be entitled to retain any remuneration in respect of any board of directors (or similar governing body) on which Mr. Willetts sits at the Company’s (or its affiliate’s) request, unless the Company (or its affiliates) own voting securities that constitute at least 40% of the vote for directors of such company.

The Amended Letter Agreement also contains customary confidentiality, cooperation and non-disparagement covenants, as well as 1-year post-termination non-solicitation and non-competition provisions.

The foregoing description of the terms of the Amended Letter Agreement between Mr. Willetts and Pep Boys and Pep Boys Puerto Rico does not purport to be complete and is qualified in its entirety by reference to the Amended Letter Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 21, 2024, the Company issued a press release announcing, among other things, the appointment of Mr. Teno as President and Chief Executive Officer. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Andrew J. Teno, dated February 21, 2024.

10.2	Letter Agreement, dated February 21, 2024, by and among David Willetts, The Pep Boys – Manny, Moe & Jack LLC, and Pep Boys – Manny, Moe & Jack of Puerto Rico, Inc.

99.1	Press release dated February 21, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Ted Papapostolou
Date: February 21, 2024			Ted Papapostolou Chief Financial Officer